UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2015

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.       Completion of Acquisition or Disposition of Assets.

On August 11, 2015, Classmates Media Corporation (“Seller”), a Delaware corporation and wholly-owned subsidiary of United Online, Inc., a Delaware corporation (“United Online”), completed the sale of all of the stock of its wholly-owned subsidiary, Classmates, Inc., a Washington corporation (“Classmates”), to Intelius Holdings, Inc., a Delaware corporation (“Purchaser”), pursuant to the Stock Purchase Agreement, dated as of and entered into on August 11, 2015, by and among Purchaser, United Online and Seller (the “Agreement”).  The purchase price received for Classmates was approximately $30,000,000 in cash, subject to a post-closing working capital adjustment.  Under the terms of the Agreement, United Online transferred to the Purchaser all of the outstanding equity interests of the following entities: Classmates, Opobox, Inc., a Delaware corporation, and Yearbook Archives, Inc., a Delaware corporation.

The description of the disposition of assets set forth above is qualified in its entirety by reference to the Agreement, which United Online intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2015.

Item 9.01.       Financial Statements and Exhibits.

(b)              Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial statements are attached as Exhibit 99.1 and are incorporated herein by reference.

•                  Unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 and the years ended December 31, 2014, 2013 and 2012.

•                  Unaudited pro forma condensed consolidated balance sheet as of June 30, 2015.

•                  Notes to the unaudited pro forma condensed consolidated financial statements.

(d)              Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2015	UNITED ONLINE, INC.

	By:	/s/ Edward K. Zinser
Edward K. Zinser
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements